As filed with the Securities and Exchange Commission on May 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bakkt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-2324812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3280 Peachtree Road, Suites 07-128, 07-130 & 07-132, Atlanta, Georgia 30305 (332) 203-3017

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Akshay Naheta, Chief Executive Officer, 3280 Peachtree Road, Suites 07-128, 07-130 & 07-132, Atlanta, Georgia 30305 (332) 203-3017

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jared Fishman Matthew Goodman Mario Schollmeyer Sullivan & Cromwell 125 Broad Street New York, NY 10004 (212) 558-4000	Marc D’Annunzio General Counsel 3280 Peachtree Road Suites 07-128, 07-130 & 07-132 Atlanta, Georgia 30305 (332) 203-3017

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 12, 2026

PROSPECTUS

Bakkt, Inc.

Up to 21,010,640 Shares of Class A Common Stock

This prospectus relates to the offer and resale by the selling stockholders named in this prospectus (collectively, the “Selling Stockholders”), of up to an aggregate of 21,010,640 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Bakkt, Inc. (“Bakkt,” the “Company,” “we,” “us” or “our”).

The shares of Class A Common Stock covered by this prospectus consist of (i) 11,316,775 shares of our Class A Common Stock issued at the closing on April 30, 2026 (the “Closing”) of the DTR Acquisition (as defined below) as consideration for such acquisition (the “Consideration Shares”), together with up to 725,592 additional shares of Class A Common Stock issuable upon the exercise of certain outstanding warrants as additional Consideration Shares, in each case issued or issuable to certain Selling Stockholders in connection with the DTR Acquisition, (ii) 7,919,002 shares of Class A Common Stock held by Intercontinental Exchange Holdings, Inc. (“ICE”) and 461,360 shares of Class A Common Stock issuable upon the exercise of outstanding Class 1 Warrants and Class 2 Warrants held by ICE, (iii) an additional 118,316 shares of Class A Common Stock issued to certain Selling Stockholders in connection with the Company’s Up-C collapse transaction (the “Up-C Collapse”), pursuant to which the Company simplified its organizational structure and issued shares of Class A Common Stock in exchange for outstanding interests in Bakkt Opco Holdings, LLC (“Opco”) and in connection with related amendments to certain tax receivable and contribution arrangements, (iv) 125,000 shares of Class A Common Stock issued to Cohen & Company Securities, LLC (“Cohen”) and (v) 94,595 shares of Class A Common Stock (the “Gyzer Acquisition Shares”) issued in connection with the Company’s acquisition of Gyzer Inc (“Gyzer”), together with up to 250,000 additional shares of Class A Common Stock issuable upon the exercise of warrants issued in connection with the acquisition of Gyzer as additional Gyzer Acquisition Shares.

The “DTR Acquisition” refers to our acquisition of 100% of the outstanding equity interests of Distributed Technologies Research Global Ltd., a private limited company incorporated in Cyprus (“DTR”), pursuant to that certain Share Purchase Agreement, dated as of January 11, 2026 (the “Purchase Agreement”), by and among Bakkt Opco Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Opco”), the Company, DTR and our chief executive officer and director, Akshay Naheta (“Mr. Naheta” or the “Seller”), in exchange for shares of Class A Common Stock.

The DTR Acquisition is described in greater detail in this prospectus. See “The DTR Acquisition”.

We are registering the offer and resale of certain of the shares of Class A Common Stock covered by this prospectus to satisfy certain registration rights granted to Mr. Naheta, the DTR Holders (as defined herein) and ICE in connection with the DTR Acquisition.

In addition, we are registering the offer and resale of shares of Class A Common Stock issued to (i) Cohen, a registered broker-dealer, as compensation for advisory services rendered to the Company, (ii) certain Selling Stockholders in connection with the Up-C Collapse and (iii) Daniel Ishag, the sole stockholder of Gyzer, as compensation for the Company’s acquisition of Gyzer.

Our registration of the Class A Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Class A Common Stock. The Selling Stockholders will determine, in their sole discretion, whether, when and how to sell any of the shares offered by this prospectus. We have no control over, and will not participate in, any such sales. The Selling Stockholders may sell these securities at varying prices and in a number of different ways, including through ordinary brokerage transactions, block trades, privately negotiated transactions or similar transactions, as described in the section of this prospectus captioned “Plan of Distribution.”

Our Class A Common Stock is currently traded on the New York Stock Exchange (“NYSE”) under the symbol “BKKT.” On May 11, 2026, the last reported sale price for our Class A Common Stock was $9.92 per share.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders, although we may receive proceeds from the exercise of the warrants and to the extent any such warrants are exercised for cash. All proceeds from the resale of such shares will be received by the Selling Stockholders for their own accounts. We will not receive any compensation, commission or other remuneration in connection with any resale of shares by the Selling Stockholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors“ beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and any Quarterly Report on Form 10-Q filed subsequently to such Form 10-K that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission to register the securities described in this prospectus for resale by the Selling Stockholders who may, from time to time, sell the securities described in this prospectus.

This prospectus provides you with a general description of the securities that may be offered. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K. Unless the context indicates otherwise, references in this prospectus to “Bakkt, Inc.,” “Bakkt,” the “Company,” “we,” “our” and “us” refer, collectively, to Bakkt, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

Company Overview

Founded in 2018, Bakkt builds next-generation digital financial infrastructure that enables institutional entry in Bitcoin, tokenization, stablecoin payments and AI-driven finance.

Our solutions include:

•

Bakkt Markets. Bakkt Markets enables institutions to launch secure, compliant, and advanced digital asset brokerage and trading capabilities through a plug-and-play platform that provides global digital asset capabilities without needing to build in-house.

•

Bakkt Agent. Bakkt Agent uses an intelligent agent swarm to provide institutions with instant access to Bakkt’s key infrastructure layer, including onboarding, virtual accounts, stablecoin rails, and global payouts.

•

Bakkt Global. Bakkt Global enables geographic diversification into high-growth, liquid markets with high barriers to entry. For instance, Bakkt has made a significant investment in Bitcoin Japan Corporation (listed on the Tokyo Stock Exchange (TSE: 8105)) to expand institutional access in Japan.

Risk Factors Summary

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus, together with the other information contained or incorporated by reference in this prospectus, before making an investment decision. The occurrence of any of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, and could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Corporate Information

Our principal executive offices are located at 3280 Peachtree Road, Suites 07-128, 07-130 & 07-132, Atlanta, Georgia 30305. Our telephone number is (332) 203-3017. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

DTR Acquisition

On January 11, 2026, the Company entered into the Purchase Agreement with Opco, DTR and Akshay Naheta. Pursuant to the Purchase Agreement, the Company agreed to acquire 100% of the equity interests of DTR (the “DTR Acquisition”). The DTR Acquisition was approved by the Company’s stockholders on April 17, 2026. The DTR Acquisition was completed on April 30, 2026.

In connection with the Closing, the Company issued to Akshay Naheta and the other beneficial owners of DTR (collectively, the “DTR Holders”) an aggregate of 11,316,775 shares of Class A Common Stock, calculated as 31.5% of the aggregate number of shares of Class A Common Stock outstanding immediately prior to the Closing (on an as-converted basis, excluding certain warrants), subject to a downward adjustment of 196,532 shares. Up to 725,592 additional shares of Class A Common Stock are issuable as additional Consideration Shares upon the exercise of certain outstanding warrants.

Mr. Naheta, our Chief Executive Officer and a member of our Board of Directors, is a Selling Stockholder and a party to the DTR Acquisition, is a significant existing stockholder of the Company. Mr. Naheta recused himself from the review and approval of the DTR Acquisition, which was negotiated and approved by a special committee of independent and disinterested directors and subsequently approved by the full board of directors. Upon completion of the DTR Acquisition, Mr. Naheta beneficially owned 11,522,681 shares of Class A Common Stock of the Company, approximately 22.3% of the Company’s securities.

Mr. Naheta is not selling shares on behalf of the Company and will determine, in his sole discretion, whether, when and how to sell any shares covered by this prospectus. The Company will not participate in any such sales. We are registering the securities held by Mr. Naheta solely to satisfy contractual registration rights that we have granted to certain of the Selling Stockholders in connection with the DTR Acquisition.

In connection with the DTR Acquisition, the Company entered into certain related agreements, including the Registration Rights Agreement providing for the registration of the resale of the Consideration Shares and certain other securities, as well as voting and support agreements with certain stockholders of the Company. See “The DTR Acquisition” for additional information.

Gyzer Acquisition

In May 2026, the Company acquired all of the issued and outstanding shares of Gyzer Inc. (“Gyzer”). In connection with the acquisition, the Company issued shares of its Class A Common Stock and warrants to purchase its Class A Common Stock (“Gyzer Acquisition Warrants”) to Daniel Ishag, Gyzer’s founder and the Company’s Chief Commercial Officer, as consideration for the transaction. This prospectus relates to the resale of such shares. See “Gyzer Acquisition” for additional information.

Up-C Collapse

On November 3, 2025, the Company completed a transaction to simplify its organizational structure (the “Up-C Collapse”), pursuant to which the Company eliminated its prior Up-C structure by acquiring outstanding equity interests in Bakkt Opco Holdings, LLC (“Opco”) held by non-controlling equity holders of Opco in exchange for shares of the Company’s Class A Common Stock. In connection with the Up-C Collapse, the Company issued shares of Class A Common Stock to such holders as consideration for the acquisition of their equity interests in Opco and entered into, and subsequently amended, agreements relating to its tax receivable and contribution arrangements to reflect the simplified structure. The offer and resale of certain of those shares of Class A Common Stock is being registered pursuant to this registration statement. Following the Up-C Collapse, the Company owns 100% of the equity interests in Opco. See “Up-C Collapse” for additional information. The Securities That May Be Offered

This prospectus relates solely to the resale of shares of Class A Common Stock by the Selling Stockholders and not to any offering of securities by the Company. We are not selling any securities under this prospectus and will not receive any proceeds from the resale of shares by the Selling Stockholders, although we may receive proceeds from the exercise of the warrants and to the extent any such warrants are exercised for cash. We have not entered into any arrangement or understanding with any Selling Stockholder or any other person regarding the distribution of the shares. All proceeds from such resales will be received by the Selling Stockholders for their own accounts.

The Selling Stockholders may offer up to 21,010,640 shares of our Class A Common Stock. As at April 30, 2026, there are 47,866,956 shares of Class A Common Stock outstanding. After giving effect to the issuance of the maximum number of shares of Class A Common Stock offered hereunder, 48,578,316 shares of Class A Common Stock would be outstanding.

The Selling Stockholders may resell the shares covered by this prospectus from time to time in ordinary brokerage transactions, block trades, privately negotiated transactions or similar transactions, as described in the section of this prospectus captioned “Plan of Distribution.”

Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. Before you decide whether to purchase our Class A Common Stock in this offering, you should consider the risks described below, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” of our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to this Offering

Investors who buy shares at different times will likely pay different prices.

The Selling Stockholders may resell all, some, or none of their shares of Class A Common Stock at any time or from time to time in their discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholders in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of future sales of our Class A Common Stock by us in future offerings or by the Selling Stockholders, including at prices lower than the prices such investors paid for their shares in this offering.

Sales of a substantial number of our shares of Class A Common Stock, including by the Selling Stockholders, could cause the market price of our Class A Common Stock to decline.

The Selling Stockholders may resell, under this prospectus, up to 21,010,640 shares of our Class A Common Stock. If all of these shares were issued and outstanding as of April 30, 2026, they would represent approximately 43.9% of the total number of our outstanding voting securities. This prospectus relates solely to the resale of shares by the Selling Stockholders, and we are not selling any securities under this prospectus and will not receive any proceeds from such resales.

The Selling Stockholders may sell all, some or none of their shares at any time and from time to time in their sole discretion, and we have no control over the timing or amount of such sales and will not participate in any resale transactions. Sales of a substantial number of shares of our Class A Common Stock in the public market by the Selling Stockholders and/or by our other existing stockholders, or the perception that such sales might occur, could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities.

This risk may be heightened because our Chief Executive Officer is a Selling Stockholder and holds a significant portion of our outstanding Class A Common Stock. Sales by Mr. Naheta, or the perception that such sales may occur, could create a public market “overhang” and adversely affect the market price of our Class A Common Stock. In addition, because Mr. Naheta has access to material non-public information, his ability to sell shares will be subject to blackout periods or other restrictions, which could result in the timing of sales being concentrated in particular periods.

Risks Related to the Ownership of Our Class A Common Stock

Future sales of our Class A Common Stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of Class A Common Stock in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our Class A Common Stock or the effect, if any, that future sales and issuances of shares of our Class A Common Stock will have on the market price of our Class A Common Stock. Sales of substantial amounts of our Class A Common Stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A Common Stock. In addition, these sales may be dilutive to existing stockholders.

We may fail to meet our publicly announced guidance or other expectations about our business, which would cause our stock price to decline.

We may provide guidance regarding our expected financial and business performance, such as projections regarding sales and production, as well as anticipated future revenue, gross margins, profitability, and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to anticipated production and sales volumes and average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our Class A Common Stock could decline significantly.

We do not intend to pay dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, stockholders must rely on sales of their Class A Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions that are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus may include, for example, statements about:

•	expectations regarding our strategic transformation and completion thereof;

•	future financial and operational performance;

•	expansion of Bakkt Markets, Agent, and Global;

•	anticipated benefits of investment in international markets;

•	product launches and scalability;

•	cost optimization and capital structure;

•	industry growth in stablecoins, tokenization and digital assets;

•	governance initiatives; and

•	regulatory developments.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to grow and manage growth profitably;

•	whether we will be able to successfully integrate our operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom;

•	the regulatory environment for digital assets and digital stablecoin payments;

•	changes in our business strategy;

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our adoption of our updated investment policy and related treasury strategy, including our ability to successfully consummate acquisitions, integrate or manage investments in potential acquisition targets and investees;

•	our ability to execute and consummate a definitive agreement with Zoth and its expected benefit;

•	the price of digital assets, including Bitcoin;

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risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual-form and decentralized network;

•	the fluctuation of our operating results, including because we may be required to account for our digital assets at fair value;

•	our ability to time the price of our purchase of digital assets pursuant to our strategy;

•	the impact of the market value of digital assets on our ability to satisfy our financial obligations, including any debt financings;

•	unrealized fair value gains on our digital asset holdings subjecting us to the corporate alternative minimum tax;

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legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets we hold, including Bitcoin, as a security causing us to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940;

•	competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin;

•	enhanced regulatory oversight as a result of our updated investment policy and related treasury strategy;

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the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets;

•	the concentration of our expected digital asset holdings relative to non-digital assets;

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the inability to use our digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual-form and decentralized network;

•	us or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to digital assets;

•	the loss of access to or theft or data loss of our digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions;

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if we elect to hold our digital assets through a third-party custodian, the loss of direct control over our digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of our digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are compromised, including as a result of a cyber-attack;

•	us not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	the non-performance, breach of contract or other violations by counterparties assisting us in effecting our updated investment policy and related treasury strategy;

•	our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs;

•	Our ability to raise capital and investments in us, including by our Chief Executive Officer;

•	changes in the market in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

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volatility and disruptions in the digital asset, digital payments and stablecoin markets that subject us to additional risks, including the risk that banks may not provide banking services to us and market sentiments regarding digital assets, digital payments and stablecoins;

•	the possibility that we may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors;

•	our ability to launch new services and products, including with our expected commercial partners, or to profitably expand into new markets and services;

•	our ability to execute our growth strategies, including identifying and executing acquisitions and divestitures and our initiatives to add new clients;

•	our ability to reach definitive agreements with our expected commercial counterparties;

•	our failure to comply with extensive government regulations, oversight, licensure and appraisals;

•	the uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and digital assets;

•	our ability to establish and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	our ability to maintain the listing of our securities on the New York Stock Exchange; and

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other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the resale of shares by the Selling Stockholders, and we are not selling any securities under this prospectus. All proceeds from the resale of shares will be received by the Selling Stockholders for their own accounts.

We will receive up to an aggregate of approximately $11,764,680 from the exercise of all of the Class 1 Warrants and the Class 2 Warrants held by Intercontinental Exchange Holdings, Inc. (“ICE”), which is a Selling Stockholder, assuming the exercise in full of all such warrants for cash.

In addition, we will receive up to an aggregate of approximately $2,500,000 from the exercise of all of the Gyzer Acquisition Warrants held by Mr. Ishag, who is a Selling Stockholder, assuming the exercise in full of all such warrants for cash.

The only proceeds we may receive in connection with the securities covered by this prospectus would be from the exercise of outstanding Class 1 Warrants, Class 2 Warrants and Gyzer Acquisition Warrants, to the extent such warrants are exercised for cash. Any such proceeds are not related to the resale of shares by the Selling Stockholders.

We are not offering any securities under this prospectus. To the extent we receive proceeds from the cash exercise of the Class 1 Warrants, the Class 2 Warrants and the Gyzer Acquisition Warrants, we intend to use such proceeds for working capital and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026.

THE DTR ACQUISITION

On January 11, 2026, Opco, the Company, DTR, and Akshay Naheta entered into the Purchase Agreement. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company completed the acquisition of all of the outstanding equity interests of DTR (the “DTR Acquisition”) on April 30, 2026 (the “Closing”) by issuing to the DTR Holders an aggregate of 11,316,775 shares of Class A Common Stock (the “Consideration Shares”). The Consideration Shares were calculated as (A) 31.5% of (i) the aggregate number of shares of Class A Common Stock issued and outstanding immediately prior to the Closing plus (ii) the aggregate number of shares of the Company’s capital stock issuable upon full exercise or conversion of any options or other convertible derivative securities outstanding immediately prior to the Closing, on an as-converted basis, excluding any outstanding warrants to purchase shares of Class A Common Stock, less (B) an adjustment amount of 196,532 shares (the “Adjustment Amount”).

The number of Consideration Shares was reduced by the Adjustment Amount, which reflects (x) the aggregate amount of certain shareholder loans extended to DTR by the Seller or his affiliates outstanding immediately prior to the Closing and (y) transaction expenses incurred by DTR or Mr. Naheta in excess of $1.5 million, divided by (z) the volume-weighted average trading price of the Company’s Class A Common Stock over the 20 consecutive trading day period ending on and including the day immediately prior to the Closing, or $8.65. In addition, following the Closing, to the extent the Company issues shares of Class A Common Stock upon the exercise or conversion of warrants outstanding as of the date of the Purchase Agreement, the Consideration Shares will be increased by a number of shares equal to 31.5% of the number of shares issued upon such exercise or conversion, which could result in the issuance of up to an additional 725,592 shares of Class A Common Stock.

A Special Committee of the Board, composed entirely of independent and disinterested directors (the “Special Committee”), was formed and granted full authority to review, negotiate, and approve the terms of the DTR Acquisition on behalf of the Company. After evaluating the DTR Acquisition, the Special Committee unanimously determined that the DTR Acquisition was fair to, and in the best interests of, the Company and its stockholders (excluding Mr. Naheta and his affiliates), approved the DTR Acquisition, and recommended that the full Board (excluding Mr. Naheta from such consideration) approve the DTR Acquisition.

Following the Special Committee’s approval, the Board (excluding Mr. Naheta from such consideration) approved the DTR Acquisition and determined to submit the DTR Acquisition to the Company’s stockholders for approval. Mr. Naheta is a member of the Board and recused himself from consideration and deliberation with respect to the DTR Acquisition and abstained from the vote.

The Company’s stockholders approved the DTR Acquisition on April 17, 2026. The DTR Acquisition was completed on April 30, 2026, with the Company acquiring all of the outstanding equity interests of DTR.

In connection with the Purchase Agreement: (i) each current DTR Holder entered into a joinder agreement pursuant to which such holder agreed to be bound by the obligations of the Seller under the Purchase Agreement, (ii) the Seller entered into a non-competition agreement (the “Non-Competition Agreement”) with the Company, (iii) each current DTR Holder, the Company, Mr. Naheta and ICE entered into the Registration Rights Agreement and (iv) the Company and certain stockholders entered into a voting and support agreement (the “Voting and Support Agreement”).

Non-Competition Agreement

Pursuant to the Non-Competition Agreement, Mr. Naheta has agreed, effective at the Closing, to not, without the prior written consent of the Company, compete with the business, activities, products or services conducted, authorized, offered, or provided by the Company or any of its subsidiaries in the United States, or any other jurisdiction where the Company conducts business as of the Closing during a period beginning on the date of the Closing and ending on the first anniversary of the Closing (the “Restricted Period”), or, upon exercise by the Company, in the Company’s sole discretion, a later date that is on or prior to the second anniversary of the Closing (such period, the “Extension Period”). If (i) Mr. Naheta’s employment is terminated with the Company or any subsidiary or affiliate thereof, regardless of whether the Company or Mr. Naheta initiated the termination of employment, and (ii) the Company has elected to extend the Restricted Period into the Extension Period, then after the first anniversary of the Closing, the Company shall pay to Mr. Naheta monthly compensation for each month of the Extension Period in an amount equal to 100% of Mr. Naheta’s average monthly base salary from the Company during the twelve months immediately preceding such termination.

Amended and Restated Registration Rights Agreement

The Registration Rights Agreement, which became effective at the Closing, amends and restates that certain Registration Rights Agreement, dated as of October 15, 2021, pursuant to which the Company granted ICE and the other holders party thereto certain registration rights with respect to certain securities of the Company. Under the terms of the Registration Rights Agreement, the Company agreed, among other things, to register for resale (a) any Class A Common Stock currently owned by ICE or that may be issued upon exercise of any warrants currently owned by ICE, (b) the Consideration Shares, and (c) any other equity securities of the Company issued or issuable to any stockholder with respect to any such share of Class A Common Stock referred to in clauses (a) and (b) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file a registration statement with the SEC to register for resale the Registrable Securities within five business days after the date of the Closing. The Company has agreed to be responsible for all fees and expenses incurred in connection with such registration. Furthermore, under the Registration Rights Agreement, the holders of the Registrable Securities have certain customary underwritten offering demand rights and piggyback registration rights. The Company has granted certain customary piggyback registration rights and indemnification rights in connection with such registration of Registrable Securities.

Voting and Support Agreement

Pursuant to the Voting and Support Agreement, the Voting and Support Parties agreed to vote their shares of the Company’s Class A Common Stock (including those owned beneficially) in favor of the DTR Acquisition. The Voting and Support Agreement automatically terminated upon the Closing. At the time of execution, the Voting and Support Parties together beneficially owned approximately 36.1% of the outstanding shares of Class A Common Stock.

The foregoing descriptions of the Purchase Agreement, the Non-Competition Agreement, the Registration Rights Agreement and the Voting and Support Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are incorporated herein by reference.

GYZER ACQUISITION

In May 2026, the Company completed the acquisition of all of the issued and outstanding equity interests of Gyzer Inc. (“Gyzer”), a digital asset payments business. In connection with the acquisition, the Company issued 94,595 shares of its Class A Common Stock and warrants to purchase 250,000 shares of its Class A Common Stock to Daniel Ishag, the sole stockholder of Gyzer and the Company’s Chief Commercial Officer, as consideration for the transaction. This prospectus relates to the resale of such shares by the applicable Selling Stockholder, including any shares received by the applicable Selling Stockholder upon the exercise of the Gyzer Acquisition Warrants.

UP-C COLLAPSE

On November 3, 2025, the Company completed a transaction to simplify its organizational structure (the “Up-C Collapse”), pursuant to which the Company eliminated its prior umbrella partnership-C corporation (“Up-C”) structure. Prior to the Up-C Collapse, the Company operated through Bakkt Opco Holdings, LLC (“Opco”), in which certain non-controlling equity holders held interests.

In connection with the Up-C Collapse, the Company acquired the outstanding equity interests in Opco held by such non-controlling equity holders in exchange for shares of the Company’s Class A Common Stock. As a result of the Up-C Collapse, such holders became stockholders of the Company, and the Company directly or indirectly acquired 100% of the equity interests in Opco.

In connection with the Up-C Collapse, the Company issued shares of Class A common stock to the former holders of Opco equity interests as consideration for the acquisition of their equity interests in Opco. Such shares were issued in reliance on the exemptions from registration under the Securities Act. This prospectus relates to the resale of certain of such shares by the applicable Selling Stockholders.

In connection with the Up-C Collapse, the Company, ICE and Akshay Naheta entered into (i) Amendment No. 1 to the Tax Receivable Agreement, dated as of October 16, 2025, which amended the Tax Receivable Agreement, dated as of October 15, 2021, (ii) the Contribution Agreement, dated as of October 16, 2025 (the “Contribution Agreement”), and (iii) the Contribution Agreement Amendment, dated as of November 3, 2025, which amended the Contribution Agreement in connection with the consummation of the Up-C Collapse. These agreements reflect the elimination of the Up-C structure and address the parties’ respective rights and obligations following the Up-C Collapse, including with respect to tax attributes and related payments. Following the Up-C Collapse, the Company owns 100% of the equity interests in Opco and no longer has non-controlling equity holders at the Opco level.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Class A Common Stock may be sold by the Selling Stockholders under this prospectus.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of the Selling Stockholders from time to time of up to an aggregate of 21,010,640 shares of Class A Common Stock. The term “Selling Stockholders” includes any transferees of Registrable Securities who become parties to the Registration Rights Agreement in accordance with its terms, including by executing a joinder thereto. The shares covered by this prospectus are being offered solely for the account of the Selling Stockholders, and the Company has no role in determining the timing, amount or method of any sales. The Company has not provided, and will not provide, any financing or other assistance to the Selling Stockholders in connection with the resale of such shares.

Akshay Naheta and the DTR Holders

On April 30, 2026, we acquired 100% of the outstanding equity interests of DTR pursuant to the Purchase Agreement in exchange for the issuance of an aggregate of 11,316,775 shares of Class A Common Stock (the “Consideration Shares”) to Akshay Naheta and the other DTR Holders, with up to an additional 725,592 shares of Class A Common Stock issuable as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement to Akshay Naheta and the DTR Holders.

Akshay Naheta is a Selling Stockholder. He is also our Chief Executive Officer, President and a member of our Board. Mr. Naheta acquired the shares covered by this prospectus in connection with the DTR Acquisition for investment purposes and not with a view to distribution. Upon completion of the DTR Acquisition, Mr. Naheta owned 22.3% of the outstanding shares of Class A Common Stock.

Mr. Naheta will act independently of the Company in determining whether, when and how to dispose of any shares, and any such sales will be made for his own account. The Company is not a party to, and has not participated in, any arrangement or understanding with Mr. Naheta or any other person regarding the distribution of such shares, and Mr. Naheta is not selling shares on behalf of the Company. To the extent that any of the shares held by Mr. Naheta become eligible for resale pursuant to Rule 144 under the Securities Act, such shares may be sold in accordance with Rule 144 rather than pursuant to this prospectus.

All of the Consideration Shares issued at the Closing to Mr. Naheta and the other DTR Holders (and any additional Consideration Shares issuable upon the exercise of warrants as described above) were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. In accordance with our obligations under the Purchase Agreement and the Registration Rights Agreement entered into in connection therewith, we agreed to register the resale of the Consideration Shares. The resale of such shares is being registered solely to satisfy such contractual registration rights.

Intercontinental Exchange Holdings, Inc.

ICE is a wholly owned subsidiary of Intercontinental Exchange, Inc. ICE has been a significant holder of the Company’s capital stock since the closing of our business combination with VPC Impact Acquisition Holdings on October 15, 2021. In addition, ICE received 461,361 shares of Class A Common Stock in a registered direct offering in February 2024 and 465,890 shares in connection with the Up-C Collapse. As of May 4, 2026, ICE held 7,919,002 shares of Class A Common Stock (the “ICE Class A Common Stock”). As of April 30, 2026, this represents 16.5% of the outstanding shares of Class A Common Stock. The ICE Class A Common Stock is covered by this prospectus.

ICE will act independently of the Company in determining whether, when and how to dispose of any shares, and any such sales will be made for its own account. The Company is not a party to, and has not participated in, any arrangement or understanding with ICE or any other person regarding the distribution of such shares, and

ICE is not selling shares on behalf of the Company. ICE acquired its shares for investment purposes and not with a view to distribution. To the extent that any of the shares held by ICE become eligible for resale pursuant to Rule 144 under the Securities Act, such shares may be sold in accordance with Rule 144 rather than pursuant to this prospectus.

In addition, as of May 4, 2026, ICE holds 230,680 Class 1 Warrants to purchase an aggregate of 230,680 shares of Class A Common Stock and 230,680 Class 2 Warrants to purchase an aggregate of 230,680 shares of Class A Common Stock (such shares of Class A Common Stock that may be issued upon exercise of those Class 1 Warrants and Class 2 Warrants, the “ICE Warrant Shares”, and together with the ICE Class A Common Stock, the “ICE Shares”). ICE acquired the Class 1 Warrants and Class 2 Warrants in a registered direct offering in February 2024.

The Class 1 Warrants and Class 2 Warrants are exercisable for shares of Class A Common Stock at an exercise price of $25.50 per share (subject to adjustment), payable in cash or on a cashless basis. The Class 2 Warrants include an alternative cashless exercise feature that, under certain conditions, permits the holder to receive a number of shares of Class A Common Stock equal to the intrinsic value of the warrants, determined pursuant to a formula based on the market price of the Class A Common Stock, in lieu of paying the exercise price in cash. This feature results in the issuance of fewer shares than a cash exercise, but allows the holder to realize the economic value of the warrants without any cash payment. The Class 1 Warrants and Class 2 Warrants will expire in September 2029, and include customary anti-dilution and fundamental transaction provisions.

In accordance with our obligations under the Registration Rights Agreement entered into in connection with the Purchase Agreement, we agreed to register the resale of the ICE Shares. The resale of such shares is being registered solely to satisfy such contractual registration rights.

Cohen & Company Securities, LLC

Cohen acquired 125,000 shares of Class A Common Stock pursuant to an engagement letter with the Company, in consideration for financial advisory services. The shares were issued to Cohen in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Cohen is a registered broker-dealer and acquired its shares of Class A Common Stock covered by this prospectus as compensation for advisory services rendered to the Company pursuant to an engagement letter.

Cohen will act independently of the Company in determining whether, when and how to dispose of any shares, and any such sales will be made for its own account. The Company is not a party to, and has not participated in, any arrangement or understanding with Cohen or any other person regarding the distribution of such shares, and Cohen is not selling shares on behalf of the Company. Cohen acquired its shares for investment purposes and not with a view to distribution. To the extent that any of the shares held by Cohen become eligible for resale pursuant to Rule 144 under the Securities Act, such shares may be sold in accordance with Rule 144 rather than pursuant to this prospectus.

Daniel Ishag

Daniel Ishag is the Chief Commercial Officer of the Company. Mr. Ishag is also the former sole stockholder of Gyzer Inc., which was acquired by the Company in May 2026. In connection with such acquisition, Mr. Ishag received shares of Class A Common Stock and warrants exercisable for shares of Class A Common Stock as consideration for the transaction. The securities were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. The resale of such shares, including any Gyzer Acquisition Shares acquired upon exercise of the Gyzer Acquisition Warrants, is being registered pursuant to this prospectus.

Mr. Ishag will act independently of the Company in determining whether, when and how to dispose of any shares, and any such sales will be made for his own account. The Company is not a party to, and has not participated in, any arrangement or understanding with Mr. Ishag or any other person regarding the distribution of such shares.

Security Ownership

The following table sets forth information concerning the shares of Class A Common Stock that may be offered from time to time by each Selling Stockholder. The number of shares beneficially owned by each Selling Stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power. The percent of beneficial ownership in the table below is based on (i) 47,866,956 shares of Class A Common Stock issued and outstanding as of April 30, 2026 and (ii) assumes that (t) an additional 250,000 shares of Class A Common Stock have been issued to Mr. Ishag upon the exercise of Gyzer Acquisition Warrants, (u) an additional 725,592 shares of Class A Common Stock have been issued as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement to Akshay Naheta and the DTR Holders, (w) 230,680 shares of Class A Common Stock have been issued to ICE upon the exercise of its Class 1 Warrants, (x) 230,680 shares of Class A Common Stock have been issued to ICE upon the exercise of its Class 2 Warrants, (y) options held by Mr. Naheta to acquire 1,308,725 shares of Class A Common Stock have been exercised and (z) 803,856 shares of Class A Common Stock relating to performance-based restricted stock units held by Mr. Naheta have vested. As of the date of this prospectus, none of the events described in clause (ii) above has occurred, and the assumptions are presented solely for purposes of calculating beneficial ownership percentages.

The information in the following table has been provided to us by or on behalf of the Selling Stockholders. The Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Class A Common Stock listed below after the date on which they provided us with information regarding their securities. A Selling Stockholder may sell all, some or none of his, her or its shares of Class A Common Stock in this offering. See the section of this prospectus entitled “Plan of Distribution”.

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering
Selling Stockholder	Number	Percentage	Number	Number	Percentage
Akshay Naheta(1)	11,522,681	23.1	8,926,320	3,129,999	6.3
Global Clara Futurum Ltd(2)	266,828	*	283,936	—	—
Khabri Limited(3)	159,633	*	169,868	—	—
B72 Ventures UG(4)	273,861	*	291,420	—	—
Michael Krupa(5)	40,516	*	20,787	20,981	*
Jason Griffith(6)	129,910	*	138,239	—	—
Lotus Grove Trust(7)	735,615	1.5	782,780	—	—
Clear Haven STAR Trust(8)	1,408,445	2.9	1,498,750
Intercontinental Exchange Holdings, Inc.(9)	8,380,362	17.3	8,380,362	—	—
Cohen & Company Securities, LLC(10)	—	—	125,000	—	—
Kelly Loeffler(11)	194,949	*	48,583	146,366	*
Daniel Ishag(12)	94,595	*	344,595	—	—

*	Less than 1%
(1)

Effective March 21, 2025, Akshay Naheta was appointed Co-Chief Executive Officer of the Company and a member of the Board. Effective August 11, 2025, Mr. Naheta became the Chief Executive Officer and President of the Company. Mr. Naheta’s shares that are covered by this prospectus consist of 8,322,949 shares of Class A Common Stock issued as consideration in connection with the DTR Acquisition and 69,733 shares of Class A Common Stock issued in connection with the Up-C Collapse. Mr. Naheta has sole voting and investment control over the securities. In addition, Mr. Naheta is the beneficial owner of (i) 1,087,151 shares of Class A Common Stock, (ii) options to acquire 1,308,725 shares of Class A Common Stock and (iii) 803,856 shares of Class A Common Stock relating to performance-based restricted stock units that vest upon the attainment of stock price metrics. Assumes that an additional 533,638 shares of Class A Common Stock have been issued to Mr. Naheta as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement.

(2)

Global Clara Futurum Ltd is a Cyprus private company limited by shares. Intolegal Ltd., a Cyprus private company limited by shares, is the sole corporate director of Global Clara Futurum Ltd, and Anapel Panayi is the sole director of Intolegal Ltd. Remi Tuyaerts has voting and investment control over the securities held by Global Clara Futurum Ltd. The securities were issued as consideration in connection with the DTR Acquisition. Assumes that an additional 17,108 shares of Class A Common Stock have been issued to Global Clara Futurum Ltd as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement.

(3)

Khabri Limited is a private limited company incorporated in England and Wales. Hasan Souat Hilmi Sabri has voting and investment control over the securities held by Khabri Limited. The securities were issued as consideration in connection with the DTR Acquisition. Assumes that an additional 10,235 shares of Class A Common Stock have been issued to Khabri Limited as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement.

(4)

B72 Ventures UG is a corporation organized under the laws of Germany. Tobias Buck has voting and investment control over the securities held by B72 Ventures UG. The securities were issued as consideration in connection with the DTR Acquisition. Assumes that an additional 17,559 shares of Class A Common Stock have been issued to B72 Ventures UG as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement.

(5)

Michael Krupa serves as Vice President, Corporate Development and Operations of the Company. Mr. Krupa was previously a shareholder of DTR. The securities were issued as consideration in connection with the DTR Acquisition. Mr. Krupa has sole voting and investment control over the securities. Assumes that an additional 1,253 shares of Class A Common Stock have been issued to Mr. Krupa as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement.

(6)

Jason Daniel Griffith previously provided services to the Company pursuant to a consulting agreement. The securities were issued as consideration in connection with the DTR Acquisition. Mr. Griffith has sole voting and investment control over the securities. Assumes that an additional 8,329 shares of Class A Common Stock have been issued to Mr. Griffith as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement.

(7)

Lotus Grove Trust is an irrevocable trust established under the laws of the Cayman Islands. Tobias Buck, as trustee, has voting and investment control over the securities held by Lotus Grove Trust. The Lotus Grove Trust is a trust for the benefit of certain members of Mr. Naheta’s immediate family. Mr. Naheta does not have any pecuniary interest in the Lotus Grove Trust and will not exercise voting control or investment power over such shares of Class A Common Stock held by the Lotus Grove Trust. The securities were issued as consideration in connection with the DTR Acquisition. Assumes that an additional 47,165 shares of Class A Common Stock have been issued to Lotus Grove Trust as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement.

(8)

Clear Haven STAR Trust is an irrevocable STAR trust established under the laws of the Cayman Islands. ITA Global Trust Ltd, a company incorporated in the Cayman Islands, serves as trustee, and the directors of ITA Global Trust Ltd have voting and investment control over the securities held by the trust. The securities were issued as consideration in connection with the DTR Acquisition. Assumes that an additional 90,305 shares of Class A Common Stock have been issued to Clear Haven STAR Trust as Consideration Shares upon the exercise of certain outstanding warrants as described in the Purchase Agreement.

(9)

Intercontinental Exchange Holdings, Inc. is a Delaware corporation. ICE has been a significant holder of the Company’s capital stock since the closing of our business combination with VPC Impact Acquisition Holdings on October 15, 2021. Consists of 461,360 shares of Class A Common Stock underlying warrants and 7,919,002 shares of Class A Common Stock. ICE is a wholly owned subsidiary of Intercontinental Exchange, Inc.

(10)

Cohen & Company Securities, LLC is a Delaware limited liability company and a registered broker-dealer. Cohen & Company Securities, LLC has acted as a financial advisor, underwriter and placement agent to the Company from time to time. The securities were issued as compensation for advisory services rendered to the Company. Jerry Serowik has voting and investment control over the securities held by Cohen & Company Securities, LLC.

(11)

Kelly Loeffler has been a holder of the Company’s capital stock since the closing of our business combination with VPC Impact Acquisition Holdings on October 15, 2021. The securities were issued in connection with the Up-C Collapse. Ms. Loeffler has sole voting and investment control over the securities.

(12)

Daniel Ishag serves as Chief Commercial Officer of the Company. The securities were issued as consideration in connection with the Company’s acquisition of Gyzer Inc. Mr. Ishag has sole voting and investment control over the securities. Assumes that an additional 250,000 shares of Class A Common Stock have been issued to Mr. Ishag upon the exercise of Gyzer Acquisition Warrants.

PLAN OF DISTRIBUTION

We are registering the shares of Class A Common Stock issued to the Selling Stockholders to permit the resale of such shares by such holder from time to time after the date of this prospectus. We are not selling any securities under this prospectus and will not receive any proceeds from the resale of shares by the Selling Stockholders. The Selling Stockholders may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. We have not entered into any agreement, arrangement or understanding with any Selling Stockholder or any other person regarding the distribution of the shares. The Company has not provided, and will not provide, any financing or other assistance to the Selling Stockholders in connection with the resale of the shares. The Selling Stockholders will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and similar charges attributable to sales of the shares. All proceeds from the resale of shares will be received by the Selling Stockholders for their own accounts. The Selling Stockholders may sell some or all of the shares of Class A Common Stock covered by this prospectus from time to time or may decide not to sell any of the shares of Common Stock covered by this prospectus. As used in this prospectus, “Selling Stockholders” includes any transferees of Registrable Securities who become parties to the Registration Rights Agreement in accordance with its terms, including by executing a joinder thereto. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We have no control over, and will not participate in, any such sales. Such sales are not being made pursuant to any underwriting or other coordinated distribution arrangement on behalf of the Company, and will be made in ordinary brokerage transactions, block trades, privately negotiated transactions or similar transactions. Such sales may be made on one or more exchanges or in the over-the-counter market at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholders may dispose of their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

through trading plans entered into by Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	in privately negotiated transactions; or

•	through a combination of any of the above methods of sale.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholders do not currently have any agreements, arrangements or understandings with any person to distribute the shares. The Company has not participated in, and will not participate in, any such arrangements or in the resale of the shares. The Company has not been involved in identifying or engaging any such persons.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be or are “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting commissions, discounts or concessions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bakkt, Inc. as of and for the year ended December 31, 2025 appearing in the Company’s Annual Report (Form 10-K), have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, included thereon, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Bakkt, Inc. as of and for the year ended December 31, 2024 appearing in the Company’s Annual Report (Form 10-K) for the period ended December 31, 2025 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows of Bakkt, Inc., for the year ended December 31, 2023 and the related notes (collectively, the “financial statements”) appearing in the Company’s Annual Report (Form 10-K) for the period ended December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.bakkt.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents.

The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026 (our “Annual Report”);

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026, that are incorporated by reference into our Annual Report; our Quarterly Report on  Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 11, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on April 30, 2026, April 20, 2026, March 24, 2026, March 2, 2026, January 20, 2026, January 20, 2026 and January 12, 2026; and

•

the description of our securities contained in the Registration Statement on Form  8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

3280 Peachtree Road, Suites 07-128, 07-130 & 07-132

Atlanta, Georgia 30305

(332) 203-3017

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee	$14,920.94
FINRA filing fee	*
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Trustee’s fees and expenses	*
Miscellaneous expenses	*
Total	$14,920.94

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our By-Laws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the DGCL. Our By-Laws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in our Certificate of Incorporation, By-Laws and the indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Amended and Restated Certificate of Incorporation of the Company, as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on November 3, 2025).

3.2*	Certificate of Amendment to the Company’s Certificate of Incorporation, effective as of January 22, 2026 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on January 12, 2026).

3.3*	Amended and Restated By-Laws of the Company, effective as of January 22, 2026 (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed with the SEC on January 12, 2026).

4.1*	Specimen Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

5.1	Opinion of Sullivan & Cromwell LLP.

10.1*	Share Purchase Agreement, dated as of January 11, 2026, by and among Bakkt Opco Holdings, LLC, the Company, Distributed Technologies Research Global Ltd. and Akshay Naheta (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 12, 2026).

10.2*	Non-Competition Agreement, dated as of January 11, 2026, by and among the Company and Akshay Naheta (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on January 12, 2026).

10.3*	Voting and Support Agreement, dated as of January 11, 2026, by and among the Company, DTR and the persons set forth on the signature page(s) thereto (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 12, 2026).

10.4*	Amended and Restated Registration Rights Agreement, dated as of January 11, 2026, by and among the Company, and each of the other parties named therein (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on January 12, 2026).

10.5*	Tax Receivable Agreement, dated October 15, 2021 by and among the Company, Opco and the other parties thereto (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

10.6*	Amendment No.1 to Tax Receivable Agreement dated October 16, 2025, by and among the Company, Intercontinental Exchange Holdings, Inc. and Akshay Naheta (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 17, 2025).

Exhibit Number	Description

10.7*	Contribution Agreement dated October 16, 2025, by and among the Company, Intercontinental Exchange Holdings, Inc. and Akshay Naheta (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 17, 2025).

10.8*	Amendment No. 1 to Contribution Agreement dated November 3, 2025, by and among the Company, Intercontinental Exchange Holdings, Inc. and Akshay Naheta (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K12B filed with the SEC on November 3, 2025).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of the Company.

23.2	Consent of KPMG LLP, independent registered public accounting firm of the Company.

23.3	Consent of GRANT THORNTON LLP, independent registered public accounting firm of the Company.

23.4	Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Powers of Attorney (included on the signature page to this registration statement).

107	Filing Fee Table.

*	Previously filed.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 12, 2026.

BAKKT, INC.

By:	/s/ Akshay Naheta
Akshay Naheta
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Akshay Naheta, Karen Alexander and Marc D’Annunzio, or each one of them individually, as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated on this 12th day of May, 2026.

Signature	Title

/s/ Akshay Naheta Akshay Naheta	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Karen Alexander Karen Alexander	Chief Financial Officer (Principal Financial Officer)

/s/ Joseph Henderson Joseph Henderson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Sean Collins Sean Collins	Chair of the Board of Directors

/s/ Mike Alfred Mike Alfred	Director

/s/ Colleen Brown Colleen Brown	Director

/s/ Lyn Alden Lyn Alden	Director

/s/ Richard Galvin Richard Galvin	Director